Exhibit 10.33

STATE OF NORTH CAROLINA

AMENDMENT OF LEASE

COUNTY OF HENDERSON

THIS LEASE AMENDMENT, made and entered into this the 23 day of February, 2009, by and between MCMANUS DEVELOPMENT, LLC., A NC Limited Liability Company, Lessor and MOUNTAIN 1ST BANK AND TRUST, Lessee;

WITNESSETH

WHEREAS, on August 25, 2005, a Lease was entered into for the property identified as 3270 Hendersonville Road, Fletcher, Henderson County, North Carolina, (the “Premises”), under terms and conditions as described in that original lease, a copy of which is attached hereto and incorporated fully as if set out herein in its entirety;

WHEREAS in Article 2 of the original lease, the initial term was in error. The term of the lease is for Five years, and extends to September 30, 2010.

WHEREFORE, The parties hereto execute this document to correct the error of the lease term from Ten years to Five years.

The remainder of the Lease between the parties shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment to Lease, or if corporate have caused this Lease to be executed, the day and year first above given.

MCMANUS DEVELOPMENT, LLC		MOUNTAIN 1ST BANK AND TRUST

By:	/s/ H. Steve McManus	BY:	/s/ Vincent K. Rees
	H. STEVE MCMANUS, Member-Manager		VINCENT K. REES, President

STATE OF NORTH CAROLINA

COUNTY OF HENDERSON

I, a Notary Public for said County and State, do hereby certify that H. STEVE MCMANUS, Member-Manager of MCMANUS DEVELOPMENT, LLC, a North Carolina limited liability company, personally appeared before me this day and acknowledged the due execution of the foregoing instrument on behalf of the company.

Witness my hand and official seal this the 23 day of February, 2009

/s/ Leilani D. Dirkse
Notary Public

STATE OF NORTH CAROLINA

COUNTY OF HENDERSON

This the 23 day of February, 2009, personally appeared before me, the undersigned Notary Public in and for the County and State VINCENT K. REES, who being duly sworn, says that he is President of MOUNTAIN 1ST BANK & TRUST, and that the seal affixed to the foregoing instrument in writing is the corporate seal of said Corporation, and that said writing was signed by him in behalf of the said Corporation by its authority duly given.

/s/ Leilani D. Dirkse
Notary Public

STATE OF NORTH CAROLINA

LEASE AGREEMENT

COUNTY OF HENDERSON

THIS LEASE AGREEMENT is made and entered into this 25 day of August, 2005, by and between McMANUS DEVELOPMENT LLC, hereinafter referred to as LESSOR, and MOUNTAIN 1ST BANK AND TRUST, hereinafter referred to as LESSEE.

In consideration of the mutual covenants herein, the parties agree as follows:

1. PREMISES. Lessor does hereby lease to Lessee, and Lessee does accept as tenant those premises located at 3270 Hendersonville Road, Fletcher, Henderson County, North Carolina, said premises being particularly described on Exhibit A attached hereto and incorporated herein.

2. TERM. The term of this lease shall be for 10 years commencing upon the later of occupancy of the facility or October, 2005, and extending to September 30, 2015. Should the Premises be completed and occupied prior to the commencement date, the Lessee shall pay the Lessor the sum of One Hundred Six and 67/100 Dollars ($106.67) for each day prior to October 1, 2005 that the building is occupied.

3. RENT. Lessee shall pay to Lessor rent in the amount of Three Thousand Two Hundred and no/100 Dollars ($3,200.00) per month, which rental amount shall be due and payable on or before the 10th day of each monthly period during the term of this Lease Agreement. Lessee shall pay to Lessor, as additional rent, an amount equal to five percent (5%) of one (1) month’s rent as a late penalty should Lessor not receive the monthly rental payment on or before such 30th day.

4. RENEWAL OPTION. Provided and upon the condition that Lessee shall not then be in default under the terms of this Lease beyond any applicable grace or cure period, Lessee shall have the right to renew this Lease for a total of three (3) additional terms of five (5) years each. Lessee shall give notice in writing to Lessor by certified mail at least thirty (30) days prior to the end of the original term or the current five year renewal term of its intention not to exercise its option to renew this Lease. Otherwise, the Lease shall automatically renew for the next term available. The terms of the lease shall remain in effect during each successive five year renewal term except that monthly rental amounts may be adjusted by the aggregate increase in the Chained Consumer Price Index for all Urban Consumers Index (C-CPI-U as published by the U.S. Bureau of Labor Statistics) experienced since the beginning of the immediately preceding renewal term, or in the case of the original term, since the date of the occupancy of the subject property. After the passage of 5 years, in any event, however, increases in the monthly rental amount for the initial renewal term shall not exceed 118% of the monthly rental amount of the 5 year original term, and increases in monthly rental amounts of the subsequent renewal terms shall not exceed 115% of the immediately preceding renewal term. The parties understand and agree that this paragraph grants Lessee three (3) separate options to renew this Lease Agreement for successive three (3) renewal terms provided the requisite notice is given. The parties understand and agree that this paragraph does not grant Lessee one option to renew this Lease Agreement for one twenty-five (25) year period.

5. ALTERATIONS. The Lessor shall construct the subject Premises in accordance with plans and specifications rendered by the Lessee, and the Lessee agrees to participate with the Lessor during the construction period to assure the subject premises will be acceptable for occupancy upon completion of construction. With the prior written consent of Lessor, the Lessee may make alterations, additions, or improvements in and to the Premises during the term of the Lease Agreement. All such alterations, additions, and improvements shall be performed and constructed in a workmanlike manner and shall not weaken or impair the structural strength or lessen the value of, the building on the Premises. All alterations, additions, and improvements on or in the premises at the commencement of the term, and which may be erected or installed during the term, including any extensions thereof, shall become part of the premises and become the sole property of the Lessor, except that 11 moveable trade fixtures installed by the Lessee shall be and remain the property of the Lessee.

6. REPAIRS. Lessee shall, throughout the initial term of the Lease and any renewals or extensions thereof, at its own expense, maintain in good order and repair the Premises, including the building and other improvements located thereon, except in the last five (5) years of the last five year renewal term, the Lessor and Lessee shall share equally in the cost of any structural (including but not limited to foundation, exterior walls and slab) repairs or roof replacement and roof repairs. Repairs by Lessee shall include as applicable but not be limited to, repairs and replacements to electrical and plumbing systems and fixture, air-conditioning and heating systems, doors, paved parking areas and drives, mowing of grass and care of shrubs. However, repair and replacement of paved parking areas and drives the use of which is common with other tenants shall be the responsibility of all tenants, the cost of which shall be determined on a pro rata basis relative to acreage and use. Lessee shall be responsible for all repairs and replacements to heating and air-conditioning equipment. Lessee shall also be responsible for pest control (including termite) and treatment of the Premises. Lessee agrees to return said Premises to Lessor at the expiration or prior termination of the Lease Agreement in as good condition and repair as when received, natural wear and tear, damage by storm, fire, lightning, or other natural casualty excepted. Any warranties or normal guarantees provided by the building entity to the Lessor shall inure to the benefit of the Lessee and be fully enforceable by the Lessee without joinder of the Lessor.

7. TAXES. Lessee shall pay all ad valorem taxes due and payable on the Premises by all governmental taxing authorities. Lessee shall also pay taxes that may be due and payable to the governmental taxing authorities on his personal property, equipment and fixtures placed and located within the Premises. Lessee insures to reimburse taxes paid.

8. UTILITIES. All applications and connections for all utility services on the Premises shall be made by the Lessee only, and Lessee shall be solely liable for utility charges as they become due, including those for sewer, water, gas, electricity and telephone services.

9. ERECTION AND REMOVAL OF SIGNS. Lessee may place suitable signs on the Premises for the purposes of indicating the nature of the business carried on the Lessee in said Premises provided that such signs conform to all ordinances by governing authorities and further provided, however, that such signs shall be in keeping with other signs in the district where the Premises are located. At the termination of this Lease Agreement, Lessor may require that Lessee remove its signs, and any damage to the Premises caused by removal shall be promptly repaired by Lessee.

10. INSURANCE AND INDEMNIFICATION. Lessee shall keep the Premises insured against loss or damage by fire. Lessee and Lessor agree to establish, in writing, the insured value of the Premises for which the Lessee will then insure said premises. Lessee shall solely be responsible for insuring his property, including business equipment and fixtures placed on the Premises.

Lessee shall maintain sufficient insurance to protect the Lessor and the Lessee from all claims for personal injury or damage to property which arise out of or in connection with the use or occupancy of the Premises by the Lessee and the Lessee’s agent, employees, or invitees, with limits of at least One Million Dollars ($1,000,000.00) per occurrence. Lessee will provide to Lessor continuous certification of such coverage. Lessee further agrees to indemnify the Lessor against all claims, demands, causes of action, suits or judgments, including expenses and reasonable attorney’s fees incurred in connection with the use and occupancy of the Premises by the Lessee, his agents, employees or invitees.

11. ACTION BY COMMISSIONER OF BANKS. Notwithstanding any other provisions contained in this Lease Agreement, in the event the Lessee is closed or taken over by the North Carolina Commissioner of Banks, or other bank supervisory authority, the Lessor may terminate the lease only with the concurrence of The Commissioner of Banks or other bank supervisory authority, and any such authority shall in any event have the election either to continue or to terminate the lease: Provided that in the event this lease is terminated due to the fact that the Lessee is closed or taken over by the North Carolina Commissioner of Banks, or other bank supervisory authority, the maximum claim of Lessor for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired term of the lease shall in no event be in an amount exceeding the rent reserved by the lease, without acceleration, for the year next succeeding the date of the surrender of the premises to the Lessor, or the date of re-entry of the Lessor, whichever first occurs, whether before or after closing of the bank, plus an amount equal to the unpaid rent accrued, without acceleration up to such date.

12. DAMAGE OR DESTRUCTION TO PREMISES. Should the Premises be destroyed or rendered unfit for use of occupancy by fire or other casualties during the term of the lease, the Lessor may exercise the option of either terminating the lease or restoring the property by proper repair within one hundred twenty (120) days of the date upon which the premises are destroyed or rendered unfit as mentioned above. If the Lessor should elect not to terminate this lease after the Premises are destroyed or rendered unfit as described above, then the monthly rental payments shall be prorated to reflect that portion of the Premises useable by the Lessee while the Premises are being repaired.

13. ASSIGNMENT AND SUBLEASE. Lessee may not assign or subject its interest under this Lease Agreement, or any part thereof, without prior written consent of the Lessor.

14. BREACH. The failure of Lessee to comply with each and every term and condition of this Lease Agreement shall constitute a breach of agreement. Except for the obligation of Lessee to pay rental payments in a timely fashion, the Lessee shall have twenty (20) days after receipt of written notice from the Lessor of any breach to correct the conditions specified in the notice, and if the conditions are not corrected within twenty (20) days of receipt of said notice, the Lessor may terminate this Lease Agreement and take possession of the Premises without limitation to any other remedies the Lessor may have against the Lessee as a result of said breach. However, the Lessor shall be reasonable and fair in their evaluation of breach and/or remedies. While the Lessee is in good faith attempting to cure any breach, additional time for the completion of the cure of the breach shall not be unreasonably withheld (such as contracts entered into to make necessary repairs).

15. MEMORANDUM. This Lease Agreement shall not be recorded upon the public records, but a memorandum thereof shall be executed which can be recorded upon the public records of Henderson County.

16. HEIRS, SUCCESSORS AND ASSIGNS. This Lease Agreement shall be binding upon the heirs, successors, and assigns of the parties hereto.

IN WITNESS WHEREOF, the Lessor and Lessee have hereunto set their hands and seals the day and year first above written.

LESSOR: McMANUS DEVELOPMENT LLC

BY	/s/ H. Steve McManus, Member-Manager

LESSEE: MOUNTAIN 1ST BANK AND TRUST

BY:	/s/ Vincent K. Rees

STATE OF NORTH CAROLINA

COUNTY OF HENDERSON

I, a Notary Public of the County and State aforesaid, certify that Vince Rees personally came before me this day and acknowledged that he is President of MOUNTAIN 1ST BANK AND TRUST, a North Carolina corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed and sealed with its corporate seal.

Witness my hand and official seal this the 25 day of August, 2005.

/s/ Susan P. Morrison

Notary Public

My Commission expires: 3-19-07

STATE OF NORTH CAROLINA

COUNTY OF HENDERSON

I, Susan P. Morrison, a Notary Public for said County and State, do hereby certify that H. Steve McManus, Member-Manager of McMANUS DEVELOPMENT LLC, a South Carolina Limited Liability Company, personally appeared before me this day and acknowledged the due execution of the foregoing instrument on behalf of the company.

Witness my hand and official seal this the 25 day of August, 2005.

/s/ Susan P. Morrison

Notary Public

My commission expires: 3-19-07